DISTRIBUTION AGREEMENT

                                 between

                  LEXINGTON CONVERTIBLE SECURITIES FUND

                                   and

                     LEXINGTON FUNDS DISTRIBUTOR, INC.

     THIS AGREEMENT made this 31st day of August, 1992 by and between LEXINGTON CONVERTIBLE SECURITIES FUND, a Massachusetts business trust (hereinafter referred to as the "Fund"), and LEXINGTON FUNDS DISTRIBUTOR, INC., a Delaware Corporation (hereinafter referred to as the "Distributor").

                           W I T N E S S E T H:

     In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     FIRST: The Fund hereby appoints the Distributor as its exclusive underwriter to promote the sale and to arrange for the sale of shares of common stock of the Fund in jurisdictions wherein shares may legally be offered for sale.

     The Fund agrees to sell and deliver its unissued shares, as from time to time shall be effectively registered under the Securities Act of 1933, upon the terms hereinafter set forth.

     SECOND: The Fund hereby authorizes the Distributor, subject to law and the Articles of Incorporation of the Fund, to accept, for the account of the Fund, orders for the purchase of its shares, satisfactory to the Distributor, as of the time of receipt of such orders or as otherwise described in the then current prospectus of the Fund.

     THIRD: The public offering price of such shares shall be based on the net asset value per share (as determined by the Fund) of the outstanding shares of the Fund. The net asset value shall be regularly determined on every business day as of the time of closing of the New York Stock Exchange. It is expected that the New York Stock Exchange will be closed on Saturdays and Sundays and on New Year's Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas. The public offering price shall become effective as set forth from time to time in the Fund's current prospectus; such net asset value shall also be regularly determined, and the public offering price based thereon shall become effective, as of such other times for the regular determination of net asset value as may be required or permitted by rules of the National Association of Securities Dealers, Inc. or of the Securities and Exchange Commission. The Fund shall furnish the Distributor, with all possible promptness, a statement of each computation of net asset value, and of the details entering into such computation.

     The Distributor may, and when requested by the Fund shall, suspend its efforts to effectuate sales of the shares of common stock at any time when in the opinion of the Distributor or of the Fund no sales should be made because of market or other economic considerations or abnormal circumstances of any kind.

     The Fund may withdraw the offering of its common stock (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body or securities exchange having jurisdiction. It is mutually understood and agreed that the Distributor does not undertake to sell all or any specific portion of the shares of common stock of the Fund.

     FOURTH: The Distributor agrees that it will use its best efforts with reasonable promptness to promote and sell shares of the Fund; but so long as it does so, nothing herein contained shall prevent the Distributor from entering into similar arrangements with other funds and to engage in other activities. The Fund reserves the right to issue shares in connection with any merger or consolidation of the Fund with any other investment company or any personal holding company or in connection with offers of exchange exempted from Section 11(a) of the Investment Company Act of 1940.

     FIFTH: Upon a receipt by the Fund at its principal place of business or other place designated by the Fund of an order from the Distributor, together with delivery instructions, the Fund shall, as promptly as practicable, cause the shareholder's account or certificates for the shares called for in such order to be credited or delivered in such amount and in such names as shall be specified by the Distributor, against payment therefor in such manner as may be acceptable to the Fund.

     SIXTH: All sales literature and advertisements used by the Distributor in connection with sales of the shares of the Fund shall be subject to the approval of the Fund. The Fund authorizes the Distributor in connection with the sale or arranging for the sales of its shares to give only such information and to make only such statements or representations as are contained in the current prospectus and statement of additional information or in sales literature or advertisements approved by the Fund or in such financial statements and reports as are furnished to the Distributor pursuant to this Agreement. The Fund shall not be responsible in any way for any information, statements or representatives given or made by the Distributor or its representatives or agents other than such information, statements or representations contained in the then current prospectus and statement of additional information or other financial statements of the Fund.

     SEVENTH: The Distributor as agent of the Fund is authorized, subject to the direction of the Fund, to accept shares for redemption at their net asset value, determined as prescribed in the then current prospectus of the Fund. The Fund shall reimburse the Distributor monthly for its out-of-pocket expenses reasonably incurred for carrying out the foregoing authorization, but the Distributor shall not be entitled to any commissions or other compensation in respect to such redemptions.

     EIGHTH:  The Fund shall bear:

     (A) the expenses of qualification of the shares for sale in connection with such public offerings in such states as shall be selected by the Distributor and of continuing the qualification continued; and

     (B) all legal expenses in connection with the foregoing.

     NINTH:  The Distributor shall bear:

     (A) the expenses of printing and distributing prospectuses and statements of additional information (other than those prospectuses and statements of additional information required by applicable laws and regulations to be distributed to the Fund's shareholders by the Fund) and any other promotional or sales literature which are used by the Distributor or furnished by the Distributor to purchasers or dealers in connection with the Distributor's activities pursuant to this Agreement;

     (B) expenses of any advertising used by the Distributor in connection with such public offering; and

     (C) all legal expenses in connection with the foregoing.

     TENTH: The Distributor will accept orders for shares of the Fund only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders.

     ELEVENTH: The Fund shall keep the Distributor fully informed with regard to its affairs, shall furnish the Distributor with a certified copy of all financial statements, and a signed copy of each report, prepared by independent public accountants, and with such reasonable number of printed copies of each semi-annual and annual report of the Fund as the Distributor may request, and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of its shares and in the performance by the Distributor of all its duties under the Agreement.

     TWELFTH: The Fund agrees to register, from time to time as necessary, additional shares with the Securities and Exchange Commission, state and other regulatory bodies and to pay the related filing fees therefor and to file such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in the Registration Statement or prospectus or necessary in order that there may be no omission to state a material fact therein necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, the term "Registration Statement" shall mean from time to time the Registration Statement most recently filed by the Fund with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended, as such Registration Statement is amended at such time, and the terms "Prospectus" shall mean for the purposes of this Agreement from time to time the form of prospectus and statement of additional information authorized by the Fund for use by Distributor and by dealers.

     THIRTEENTH:

     (A) The Fund and Distributor shall each comply with all applicable provisions of the Investment Company Act of 1940, the Securities Act of 1933, and the rules and regulations of the National Association of Securities Dealers, Inc. and of all other Federal and State laws, rules and regulations governing the issuance and sale of shares of the Fund.

     (B) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Fund agrees to indemnify the Distributor and any controlling person of the Distributor against any and all claims, demands, liabilities and expenses including reasonable costs of any alleged litigation which the Distributor may incur under the Securities Act of 1933, or common law on otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement, statement of additional information or prospectus of the Fund, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with written information furnished to the Fund in connection with written information furnished to the Fund in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the Fund against any and all claims, demands, liabilities and expenses which the Fund may incur arising out of or based upon any act or deed of sales representatives of the Distributor which is outside the scope of their authority under this Agreement.

     (C) The Distributor agrees to indemnify the Fund against any and all claims, demands, liabilities and expenses which the Fund may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of material fact contained in any registration statement, statement of additional information or prospectus of the Fund, relating to the Fund, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Fund in connection therewith by or on behalf of the Distributor.

     FOURTEENTH: Nothing herein contained shall require the Fund to take any action contrary to any provision of its Declaration of Trust or to any applicable statute or regulation.

     FIFTEENTH: This Agreement has been approved by the Trustees of the Fund and shall become effective at the close of business on the date hereof. This Agreement shall continue in force and effect for successive annual periods, provided that such continuance is specifically approved at least annually (a) (i) by the Board of Trustees of the Fund, or (ii) by vote of a majority of the Fund's outstanding voting securities (as defined in Section 2 (a) (42) of the Investment Company Act of 1940), and (b) by vote of majority of the Fund's Trustees who are not interested persons (as defined in Section 2 (a) (19) of the Investment Company Act of 1940) of the Distributor by votes cast in person at a meeting called for such purposes.

     SIXTEENTH: The Distributor, as the owner of the registered service mark "Lexington" (registration number 836-088), hereby sublicenses and authorizes the Fund to include the word "Lexington" as part of its corporate name, subject, however, to revocation by the Distributor in the event that the Fund ceases to engage the Distributor or affiliates of the Distributor as investment advisor or distributor. The Fund agrees upon demand of the Distributor to change its corporate name to delete the word "Lexington" therefrom.

     SEVENTEENTH:

     (A) This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty (60) days written notice of the other party.

     (B) This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act of 1940.

     EIGHTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Fund shall be Park 80 West, Plaza Two, Saddle Brook, New Jersey and Distributor shall be Park 80 West, Plaza Two, Saddle Brook, New Jersey.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.


                                        LEXINGTON CONVERTIBLE SECURITIES FUND


Attest:                                 By
                                           _________________________

_______________________


                                        LEXINGTON FUNDS DISTRIBUTOR, INC.


Attest:                                 By
                                           _________________________

_______________________